UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2009

FIRST FEDERAL BANKSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-25509	42-1485449
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

329 Pierce Street, Sioux City, Iowa	51101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:       (712) 277-0200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 31, 2009, Vantus Bank (the “Bank”), the wholly owned federal savings bank subsidiary of First Federal Bankshares, Inc. (the “Company”), entered into a Stipulation and Consent to the issuance of a Prompt Corrective Action Directive (the “PCA Directive”) with the Office of Thrift Supervision (the “OTS”), the primary federal regulator of the Company and the Bank, whereby the Bank stipulated and consented to the terms of the PCA Directive. The PCA Directive is attached hereto as Exhibit 10.1. The material terms of the PCA Directive were previously disclosed by the Company in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 20, 2009.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 25, 2009, the Company received notice from the Nasdaq Stock Market that the Company no longer met the requirements for listing on the Nasdaq Global Market. Specifically, the Company did not meet the requirement of Nasdaq Listing Rule 5450(b)(1)(A), which requires a Company whose stock is listed on the Nasdaq Global Market to maintain a minimum of $10,000,000 in stockholders’ equity. Under Nasdaq’s Rules, the Company has until September 9, 2009 to submit a plan to regain compliance, or alternatively, the Company may apply to transfer the Company’s securities to The Nasdaq Capital Market. The approval of any such application would be dependent upon the Company meeting the listing standards for The Nasdaq Capital Market.  The Company is currently evaluating its options for listing its common stock, including submitting a plan to regain compliance.

A press release setting out further details is attached hereto and incorporated herein.

Item 8.01	Other Events

On August 25, 2009, the Bank received notice from the Federal Home Loan Bank of Des Moines (“FHLB-Des Moines”) that due to the FHLB-Des Moines’ ongoing review of the Bank’s financial and operating condition and creditworthiness (generally based on an institution’s capital adequacy, earnings, asset quality, liquidity, regulatory status and, if available, external credit ratings), the FHLB-Des Moines was reducing the Bank’s credit capacity, which includes the Bank’s FHLB-Des Moines advances, letters of credit, Mortgage Partnership Finance credit enhancement exposure, and all of the Bank’s other credit product with the FHLB-Des Moines, to $0.  The new limitation is effective as of the date of the notice. Additionally, the FHLB-Des Moines, pursuant to its Collateral Procedures, and due to the Bank being “significantly undercapitalized” under the Prompt Corrective Action guidelines, is requiring the Bank to deliver securities collateral to the FHLB-Des Moines in an amount sufficient to fully secure its outstanding exposure.

Item 9.01.	Financial Statements and Exhibits

	(a)	Not Applicable.

	(b)	Not Applicable.

	(c)	Not Applicable.

	(d)	Exhibit 10.1: Prompt Corrective Action Directive

Exhibit 99.1.: Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FEDERAL BANKSHARES, INC.

DATE: August 31, 2009	By:	/s/ Levon Mathews
Levon Mathews
President and Chief Executive Officer